Exhibit 5.1
December 5, 2006
Live Nation, Inc.
9348 Civic Center Drive
Beverly Hills, CA 90210
     Re: Live Nation, Inc. Registration Statement on Form S-8
Ladies and Gentlemen:
     I have acted as counsel to Live Nation, Inc. (the “Company”) in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), for the purpose of registering $8,000,000 of deferred compensation obligations (the “Registered Obligations”) of the Company. The Registered Obligations represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Live Nation, Inc. Deferred Compensation Plan (the “Plan”).
     I have examined the Registration Statement and copies or originals of such other instruments, documents and records of the Company, have examined such questions of law, and have satisfied myself as to such matters of fact as I have deemed relevant and necessary for the purpose of expressing the opinions herein. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with originals of all documents presented to me as copies.
     Based upon the foregoing, I am of the opinion that:
     1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.
     2. The Registered Obligations will be validly issued and binding obligations of the Company when (a) the Registration Statement becomes effective under the Act, and (b) the Registered Obligations have been duly issued in accordance with the terms of the Plan; except as enforcement may be limited by bankruptcy, garnishment, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equity principles (regardless of whether enforcement is sought in equity or at law).
     The above opinions are limited to the General Corporation Law of the State of Delaware.

     I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons from whom consent is required by Section 7 of the Act or the related rules promulgated by the Commission.

Very truly yours,

/s/ Eric Lassen
Eric Lassen